UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2013

PACER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee
(State or other jurisdiction of incorporation)

62-0935669
(I.R.S. employer identification no.)

6805 Perimeter Drive
Dublin, Ohio 43016
Telephone Number (614) 923-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At a meeting held on March 18, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Pacer International, Inc. (the “Company”) granted options to purchase a total of 650,000 shares to Daniel W. Avramovich, the Company's Chief Executive Officer, under the 2012 Omnibus Incentive Plan (the “2012 Plan”). The options have various exercise prices equal to or higher than the Company's current stock trading price. The options vest in equal one-third increments on March 5, 2014, 2015 and 2016, subject as to a given increment to Mr. Avramovich's continued service to the Company on the applicable vesting date, and expire seven (7) years from the date of grant.

Additional terms and conditions of stock option awards, including the effect of death, disability, resignation, termination of employment with or without cause, and a change of control on vesting of awards, are consistent with the terms set forth in our standard stock option award agreement filed as Exhibit 10.27 to the 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: March 22, 2013
by: _John J. Hafferty_______________
John J. Hafferty
Executive Vice President and Chief
Financial Officer